Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in:

1)	the Current Report on Form 8-K to be filed by Prologis, Inc. and Prologis, L.P. on January 28, 2020,
2)	the Registration Statement on Form S-3 (No. 333-216491) filed by Prologis, Inc. and Prologis, L.P.,
3)	the Registration Statement on Form S-4 (No. 333-235260) filed by Prologis, Inc.,
4)	the Registration Statement on Form S-4 (No. 333-235800) filed by Prologis, L.P.,
5)	the Registration Statements on Form S-8 (Nos. 333-42015, 333-78779, 333-90042, 333-144489, 333-177378, 333-178955, and 333-181529) filed by Prologis, Inc., and
6)	the Registration Statement on Form S-8 (No. 333-100214) filed by Prologis, Inc. and Prologis, L.P.

of our report dated February 26, 2019, except Notes 3, 4, 6, 8, 16, 18, 19, 21, 22 and 23 as to which the date is November 25, 2019, with respect to the consolidated financial statements and schedules of Liberty Property Trust, and our report dated February 26, 2019, with respect to the effectiveness of internal control over financial reporting of Liberty Property Trust, included in the Current Report on Form 8-K filed by Liberty Property Trust on November 25, 2019. We also consent to the reference to our firm under the caption “Experts” in the prospectus supplement to the Registration Statement on Form S-3 (No. 333-216491) to be filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 23, 2020